UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 24, 2023, Aditxt, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited investor pursuant to which the Company issued and sold a secured promissory note in the principal amount of $2,625,000 (the “Note”) resulting in gross proceeds to the Company of $1,750,000. In connection with the issuance of the Note, the Company agreed to issue a total of 1,093,750 shares of its common stock (the “Commitment Shares”) as a commitment fee to the investor. At the request of the investor, the Company issued 691,106 Commitment Shares and will issue the remaining 402,644 Commitment Shares within 120 days, subject to the investor’s discretion. Pursuant to the Securities Purchase Agreement, the Company is obligated to obtain approval of its shareholders (“Shareholder Approval”) with respect to the issuance of any securities in connection with the Securities Purchase Agreement and the Note in excess of 19.99% of the Company’s issued and outstanding shares on the closing date, which is equal to 1,521,056 shares of the Company’s common stock. The Note has a maturity date of December 31, 2023 and is convertible following Shareholder Approval and the occurrence of an Event of Default (as defined in the Note) at a conversion price of $0.39 per share.

In connection with the Securities Purchase Agreement and the issuance of the Note, the Company and certain of its subsidiaries also entered into a Security Agreement with the investor (the “Security Agreement”) pursuant to which it granted the investor a security interest in certain Collateral (as defined in the Security Agreement) to secure its obligations under the Note. In addition, the Company entered into a Registration Rights Agreement with the investor (the “Registration Rights Agreement”) pursuant to which the Company agreed to prepare and file with the U.S. Securities and Exchange Commission a registration statement covering the resale of the Commitment Shares and any shares of the Company’s common stock issuable upon conversion of the Note within 90 days of the closing date and to have such registration statement declared effective within 120 days of the closing date.

The foregoing descriptions of the Securities Purchase Agreement, the Note, the Security Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the forms of the Securities Purchase Agreement, the Note, the Security Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure under Item 1.01 above with respect to the Note, which is hereby incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure under Item 1.01 above with respect to the Note and the Commitment Shares, which is hereby incorporated in this Item 3.02 by reference. The Note and the Commitment Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1*	Form of Securities Purchase Agreement
10.2*	Form of Note
10.3*	Form of Security Agreement
10.4*	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the XBRL document)

* Pursuant to Item 601(b)(10) of Regulation S-K, certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Further, the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: July 28, 2023	By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer

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